Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: June 26, 2006

Issuer Name and Ticker Symbol: Commerce Energy Group, Inc. (EGR)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Commerce Energy Group, Inc.


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
ZEFF HOLDING COMPANY, LLC        ZEFF CAPITAL PARTNERS I, L.P                               SPECTRUM GALAXY FUND LTD.

                                 By:  Zeff Holding Company, LLC, as general partner

By:                              By:                                                        By:
   ------------------               --------------------                                       ------------------------
  Name:  Daniel Zeff             Name:  Daniel Zeff                                         Name:  Dion R. Friedland
  Title: Manager                 Title: Manager                                             Title: Director

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